SIMAT, HELLIESEN & EICHNER, INC.
                                 90 Park Avenue
                            New York, New York 10016

                                        September 5, 1997

CONTINENTAL AIRLINES, INC.
2929 Allen Parkway, Suite 2010
Houston, TX  77019

               Re: PRELIMINARY PROSPECTUS SUPPLEMENT, DATED SEPTEMBER 5, 1997, TO THE PROSPECTUS DATED JULY 23, 1997, INCLUDED IN REGISTRATION STATEMENT NO. 333-31285 OF CONTINENTAL AIRLINES, INC.

Ladies and Gentlemen:

          We consent to the use of our report and to the reference to our name in the text under the headings "Prospectus Supplement Summary--Equipment Notes and the Aircraft," "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft," "Description of the Aircraft and the Appraisals--The Appraisals" and "Experts" in the above-captioned Preliminary Prospectus Supplement and to the summary contained in the text under such headings of the report prepared by us with respect to the Aircraft referred to therein. We also consent to such use, reference and summary in the Final Prospectus Supplement relating to the offering described in such Preliminary Prospectus Supplement, to the extent such use, references and summary are unchanged.

                                        Sincerely,

                                        SIMAT, HELLIESEN & EICHNER, INC.


                                                 /s/ Clive G. Medland
                                        _______________________________________
                                        Clive G. Medland
                                        Vice President
                                        Certified Appraiser
                                        International Society of Transport
                                        Aircraft Trading